Exhibit 5.1

July 19, 2006

SumTotal Systems, Inc.

1808 North Shoreline Boulevard

Mountain View, California 94043

Re:	SumTotal Systems, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3, filed by SumTotal Systems, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of an indeterminate amount of the Company’s debt securities (the “Debt Securities”), shares of the Company’s Common Stock, $0.001 par value per share to be offered by the Company (the “Common Stock”), shares of the Company’s Common Stock, $0.001 par value per share to be offered by certain of the former holders of Pathlore Software Corporation equity securities issued pursuant to that certain Agreement and Plan of Merger by and among the Company, Pathlore Software Corporation, Galaxy Software Corporation and certain other parties dated as of August 3, 2005 (the “Pathlore Shares”) which selling stockholders will be named in the Prospectus, or a Prospectus Supplement, shares of the Company’s Common Stock, $0.001 par value per share to be offered upon the exercise of the warrants described in Note 14 to the financial statements included in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on March 28, 2006 to be offered by certain holders of such warrants upon the exercise of such warrants (such shares of common stock, the “Warrant Shares”), shares of the Company’s Preferred Stock, $0.001 par value per share (the “Preferred Stock”) and warrants to purchase Preferred Stock or Common Stock (the “Warrants”). The Debt Securities, the Common Stock, the Preferred Stock and the Warrants are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein (the “Prospectus”) and the supplements to the Prospectus (the “Prospectus Supplements”). The Debt Securities may be senior debt securities (the “Senior Debt Securities”) or subordinated debt securities (the “Subordinated Debt Securities”).

The Senior Debt Securities are to be issued pursuant to a Senior Indenture, which will be filed as an exhibit to, or incorporated by reference in, the Registration Statement (the “Senior Indenture”), to be entered into between the Company and U.S. Bank National Association, as Trustee (the “Senior Trustee”). The Subordinated Debt Securities are to be issued pursuant to a Subordinated Indenture, which will be filed as an exhibit to, or incorporated by reference in, the Registration Statement (the “Subordinated Indenture,” together with the Senior Indenture, the “Indentures”), to be entered into between the Company and U.S.

SumTotal Systems, Inc.

July 19, 2006

Bank National Association, as Trustee (the “Subordinated Trustee”). Each such Indenture may be supplemented, in connection with the issuance of each such series, by a supplemental indenture or other appropriate action of the Company creating such series. The shares of Preferred Stock may be sold pursuant to an Underwriting Agreement (Preferred Stock) (the “Preferred Stock Underwriting Agreement”), the shares of Common Stock may be sold pursuant to an Underwriting Agreement (Common Stock) (the “Common Stock Underwriting Agreement”) and the Debt Securities may be sold pursuant to an Underwriting Agreement (Debt Securities) (the “Debt Securities Underwriting Agreement”), in substantially the respective forms to be filed as exhibits to, or incorporated by reference in, the Registration Statement. The Debt Securities are to be issued in the forms included in the Indentures filed as exhibits to, or incorporated by reference in, the Registration Statement.

We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies, (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed, (d) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (e) a prospectus supplement will have been filed with the Securities and Exchange Commission describing the securities offered thereby; (f) all securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (g) a definitive purchase, underwriting or similar agreement with respect to any securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (h) any securities issuable upon conversion, exchange, redemption or exercise of any securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise and (i) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s certificate of incorporation, as amended, and not otherwise reserved for issuance.

We are opining herein as to the effect of the subject transaction only of the General Corporations Law of the State of Delaware and, with respect to our opinions set forth in paragraphs 1 and 2 below, the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws.

SumTotal Systems, Inc.

July 19, 2006

Based on such examination, we are of the opinion that:

1. When the issuance of Senior Debt Securities has been duly authorized by appropriate corporate action and the Senior Debt Securities, in the form included in the Senior Indenture to be filed as an exhibit to, or incorporated by reference in, the Registration Statement have been duly completed, executed, authenticated and delivered in accordance with the Senior Indenture and sold pursuant to the Debt Securities Underwriting Agreement, the applicable definitive purchase agreement or similar agreement approved by or on behalf of the Board of Directors of the Company (the “Board”) and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Senior Debt Securities will be legal, valid and binding obligations of the Company, entitled to the benefits of the Senior Indenture.

2. When the issuance of Subordinated Debt Securities has been duly authorized by appropriate corporate action and the Subordinated Debt Securities, in the form included in the Subordinated Indenture filed as an exhibit to the Registration Statement, have been duly completed, executed, authenticated and delivered in accordance with the Subordinated Indenture and sold pursuant to the Debt Securities Underwriting Agreement, the applicable definitive purchase agreement or similar agreement approved by or on behalf of the Board and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Subordinated Debt Securities will be legal, valid and binding obligations of the Company, entitled to the benefits of the Subordinated Indenture.

3. When the issuance of the shares of Common Stock has been duly authorized by appropriate corporate action, including any Common Stock that may be issuable pursuant to the conversion of any Preferred Stock or the exercise of any Warrants to purchase Common Stock, and the shares of Common Stock have been duly issued, sold and delivered in accordance with the Common Stock Underwriting Agreement, the applicable definitive purchase agreement or other similar agreement approved by or on behalf of the Board or upon exercise of Warrants to purchase Common Stock, and (in the case of Common Stock acquired on the exercise of Warrants to purchase Common Stock) when the Company shall have received any additional consideration which is payable upon such exercise and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the shares of Common Stock will be legally issued, fully paid and nonassessable.

SumTotal Systems, Inc.

July 19, 2006

4. When (i) the terms of any particular series of Preferred Stock have been established in accordance with the resolutions of the Board authorizing the issuance and sale of such series of Preferred Stock, (ii) a Certificate of Designation conforming to the Delaware General Corporation Law regarding such series of Preferred Stock has been filed with the Secretary of State of the State of Delaware, and (iii) shares of such series of Preferred Stock have been issued, sold and delivered in accordance with the Preferred Stock Underwriting Agreement, the applicable definitive purchase agreement or similar agreement approved by or on behalf of the Board or upon exercise of Warrants to purchase Preferred Stock, and (in the case of Preferred Stock acquired on the exercise of Warrants to purchase Preferred Stock) when the Company shall have received any additional consideration which is payable upon such exercise, and in each case as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, and in accordance with the terms of the particular series as established by the Board, the shares of Preferred Stock will be legally issued, fully paid and nonassessable.

5. When the issuance of the Warrants has been duly authorized by appropriate corporate action and the Warrants have been duly executed and delivered against payment therefor, pursuant to a warrant agreement or agreements duly authorized, executed and delivered by the Company and a warrant agent, as applicable, and in each case as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Warrants will be legally issued, fully paid and nonassessable.

6. The Pathlore Shares presently held and to be sold by the selling stockholders to be named in the Prospectus or a Prospectus Supplement are legally issued, fully paid and nonassessable and Warrant Shares to be issued to and sold by the selling stockholders to be named in the Prospectus or a Prospectus Supplement upon the exercise of outstanding warrants, when issued in the manner and for the consideration set forth in the outstanding warrants, will be legally issued, fully paid and nonassessable.

Our opinion that any document is legal, valid and binding is qualified as to:

(a)	limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b)	rights to indemnification and contribution which may be limited by applicable law or equitable principles; and

SumTotal Systems, Inc.

July 19, 2006

(c)	general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, and limitation of rights of acceleration regardless of whether such enforceability is considered in a proceeding in equity or at law.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment of supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Sincerely,

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati